Exhibit 16.1

April 15, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by AltEnergy Acquisition Corp. under Item 4.01 of its Form 8-K dated April 15, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of AltEnergy Acquisition Corp. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP / 730 Third Avenue / 11th Floor / New York, NY 10017 / Phone 212.485.5500 / marcumllp.com